UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2016

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1094 Main Avenue, Suite A, Clifton, NJ	07011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 957-7622

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

On Tuesday, June 7, 2016, federal agents executed a search warrant for various records of Main Avenue Pharmacy, Inc. (“Main Avenue”) pertaining to the securing, filling, billing and delivery of all prescriptions, together with correspondence and business records from January, 2014 to present with respect thereto. This included paper and electronic records.

In addition, a subpoena was served calling for records not present at the Main Avenue premises.

The documents sought were stated to be evidence of potential violations of federal law.

The Company is evaluating the subpoena and intends to fully cooperate in the investigation. We cannot predict the eventual scope, duration or outcome of the investigation at this time.

At a meeting of the Company’s Board of Directors, held June 9, 2016, the Board:

(1)	Authorized corporate counsel to interview law firms and promptly recommend a firm to conduct an independent review of the practices and procedures of the Company and its subsidiaries, and report to the Board; and

(2)	Initiated reconsideration of the Company’s strategic business plan in preparation for potential implementation of recommendations of the independent review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScripsAmerica, Inc

Date: June 9, 2016	By: /s/ Brian Ettinger
Brian Ettinger
Chief Executive Officer